UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2006

Technology Solutions Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19433	363584201
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

205 N. Michigan Avenue, Suite 1500, Chicago, Illinois		60601
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-228-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 15, 2006, Technology Solutions Company ("TSC") announced the completion of its acquisition of the management consulting business of Charter Consulting, Inc., a privately-held firm based in Chicago. Under the terms of the asset purchase agreement, TSC acquired the consulting assets of Charter Consulting, Inc. for total consideration of $3.8 million, consisting of $1.4 million in cash and $1.4 million (151,025 shares) in Technology Solutions Company common stock as well as the assumption of $1 million in certain liabilities. In addition, TSC agreed to make an additional contingent cash payment to Charter of up to $1.4 million if certain revenue and operating profit targets are met for the period April 1, 2006 to March 31, 2007.

The foregoing description of the terms of the asset purchase agreement does not purport to be a complete statement of the parties' rights or a complete explanation of the material terms of the Asset Purchase Agreement. Such description is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated by reference into this report by this reference.

A copy of the press release is filed as an exhibit hereto and is incorporated by reference herein.

Prior to entering into the Asset Purchase Agreement, no material relationship existed between TSC and Charter Consulting, Inc. or any of its directors or officers.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report:

Exhibit No. 2.1 - Asset Purchase Agreement dated March 15, 2006 between Technology Solutions Company and Charter Consulting, Inc.
Exhibit No. 99.1 - Press Release issued by Technology Solutions Company dated March 15, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technology Solutions Company

March 16, 2006	By:	Sandor Grosz

Name: Sandor Grosz
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement dated March 15, 2006 between Technology Solutions Company and Charter Consulting, Inc
99.1	Press Release isssued by Technology Solutions Company dated March 15, 2006